Exhibit 10.1.1

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE made as of this 16th day of July, 2004  (hereinafter referred to as this “Amendment”), between ALFRED SANZARI ENTERPRISES, L.P., having an office c/o Alfred Sanzari Enterprises, Court Plaza North, 25 Main Street, 6th Floor, Hackensack, New Jersey 07601 (hereinafter referred to as “Landlord”), and BIO-REFERENCE LABORATORIES, INC., a New Jersey corporation, having an office at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Alfred Sanzari (Landlord’s predecessor-in-interest), as landlord (hereinafter referred to as “Sanzari”), and Pharmadyne Laboratories, Inc. (Tenant’s predecessor- in-interest), as tenant (hereinafter referred to as “Pharmadyne”), heretofore entered into a certain written Lease dated as of November 7, 1978, wherein and whereby Landlord leased to Tenant, and Tenant hired from Landlord, certain premises consisting of approximately thirty-one thousand five hundred twenty-seven (31,527) square feet (hereinafter referred to as the “Original Premises”) in the building located at 481 Edward H. Ross Drive, in the Borough of Elmwood Park, County of Bergen and State of New Jersey (hereinafter referred to as the “Original Building”), as more particularly described therein, for a term which commenced on March 1, 1979, and was scheduled to expire on February 28,1989, at the Basic Rent and additional rent, and upon the terms, covenants, conditions, provisions and agreements contained in said Lease; and

WHEREAS, said Lease was modified by that certain First Amendment to Lease dated November 1, 1979, wherein and whereby, inter alia, Landlord and Tenant settled certain disputes; and

WHEREAS, said Lease and the interest of Pharmadyne as tenant thereunder, was assigned to CL Laboratories of New Jersey, Inc. (hereinafter referred to as “CL”), pursuant to that certain Assignment and Assumption of Lease Agreement dated December 10, 1981; and

WHEREAS, said Lease was further modified by that certain Agreement dated as of March 23,1988, wherein and whereby, inter alia the Lease and the interest of CL as tenant thereunder, was assigned to Med-Mobile, Inc. (hereinafter referred to as “Med-Mobile”), and the term of the Lease was extended for a further period of five (5) years, commencing on March 1, 1989, and expiring on February 28, 1994; and

WHEREAS, said Lease was further modified by that certain Second Amendment to Lease dated as of March 23, 1988; and

WHEREAS, said Lease was further modified by that Third Amendment to lease dated January 31,1992, wherein and whereby, inter alia, Landlord and Tenant settled certain defaults by Tenant under the Lease and discontinued litigation instituted by Landlord against Tenant in connection therewith; and

WHEREAS, on or about November 15, 1989, Med-Mobi1e changed its name to Bio- Reference Laboratories, Inc.; and

WHEREAS, said Lease was further modified by that certain Third Amendment to Lease dated as of February 28,1994, wherein and whereby, inter alia, the term of the Lease was extended for a further period of five (5) years, commencing on March 1,1994, and expiring on February 28,1999; and

WHEREAS, said Lease was further modified by that certain Fourth Amendment to Lease dated as of October 9,1998 (hereinafter sometimes referred to as the “Fourth Amendment to Lease”), wherein and whereby, inter alia, the term of the Lease was extended for a further period of five (5) years, commencing March 1,1999, and expiring on February 28,2004, and Landlord leased to Tenant, and Tenant hired from Landlord, a portion of the building located at 487 Edward H. Ross Drive, Borough of Elmwood Park, County of Bergen and State of New Jersey (hereinafter referred to as the “Adjacent Building”), consisting of approximately twenty- four thousand (24,000) square feet (hereinafter referred to as the “ Additional Space”); and

WHEREAS, the Original Premises and the Additional Space are sometimes hereinafter collectively referred to as the “Premises”; and

WHEREAS, said Lease, as so modified, and as the same may have been otherwise amended and/or modified, is hereinafter collectively referred to as the “Lease”; and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease, upon the terms, covenants and conditions hereinafter set forth; and

WHEREAS, Landlord and Tenant desire to further modify the Lease only in the respects hereinafter stated.

NOW, THEREFORE, in consideration of the Premises demised by the Lease and the mutual covenants hereinafter contained, and for other good and valuable consideration paid by each party to the other, the receipt and adequacy of which is hereby acknowledged, the parties hereto by these presents covenant and agree as follows:

I. The recital clauses set forth above shall be deemed a part of this Amendment as though set forth verbatim and at length herein.

2. Except as otherwise expressly set forth herein, all capitalized terms in this Amendment shall have the meanings set forth for such terms in the Lease.

3. A. The “Term” of the Lease (as defined in Paragraph B of Schedule “C” attached to the Lease) shall be deemed to be further extended for a period of five (5) years, commencing March 1,2004, to and including February 28,2009, inclusive, upon the terms, covenants, conditions, provisions and agreements contained in the Lease, as modified by this Amendment.

B. Effective as of March 1, 2004, “Basic Rent” (as defined in Paragraph A of Schedule “C” attached to the Lease) shall be:

(1) solely with respect to the Original Premises, “the sum of Two Hundred Thirty-Six Thousand Four Hundred Fifty- Two and 50/lOO ($236,452.50) Dollars per annum, payable in equal monthly installments of Nineteen Thousand Seven Hundred Four and 38/lOO ($19,704.38) Dollars.”

(2) solely with respect to the Additional Space: “(i) the sum of One Hundred Seventy-Four Thousand and 00/lOO ($174,000.00) Dollars per annum, payable in equal monthly installments of Fourteen Thousand Five Hundred and 00/lOO ($14,500.00) Dollars, for the period commencing March 1, 2004, through and including August 31, 2006, and (ii) the sum of One Hundred Eighty Thousand and 00/1 00 ($180,000.00) Dollars per annum, payable in equal monthly installments of Fifteen Thousand and 00/100 ($15,000.00) Dollars, for the period commencing September 1, 2006, through and including February 28, 2009. “

4. Effective as of July 1, 2005:

A. (I) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, a portion of the Original Building, consisting of approximately thirty-one thousand seven hundred forty-four (31,744) square feet, as shown on the plan attached hereto and made a part hereof as Schedule “ A-3” (hereinafter referred to as the “Second Additional Space”).

(2) The “Demised Premises” (as defined in Article 1 of the Lease) shall be and be deemed to be: “(i) the entire Original Building, consisting of approximately sixty-three thousand two hundred seventy-one (63,271) square feet, as shown on Schedule “ A “ attached to the Lease and as shown on Schedule “ A-3” attached hereto; and (ii) a portion of the Adjacent Building, consisting of approximately twenty-four thousand (24,000) square feet, as shown on Schedule “ A-I “ attached to the Fourth Amendment to Lease.”

B. The following shall be applicable solely with respect to the Second Additional Space:

(1) “Basic Rent” (as defined in Paragraph A of Schedule “C” attached to the Lease) shall be “the sum of Two Hundred Thirty-Eight Thousand Eighty and 00/lOO ($238,080.00) Dollars per annum, payable in equal monthly installments of Nineteen Thousand Eight Hundred Forty and 00/lOO ($19,840.00) Dollars.”

(2) “Proportionate Share” (as defined in Paragraph E of Schedule “C” attached to the Lease) shall be “fifty and twenty hundredths (50.20%) percent.”

(3) The number of parking spaces shall be “twenty- five (25)”, as shown on the plan attached hereto and made a part hereof as Schedule “A-4”.

C. Tenant has examined and inspected the Second Additional Space and agrees to accept the same in the condition in which it exists on July 1, 2005. Tenant hereby acknowledges and agrees that no materials whatsoever are to be furnished by Landlord and no work whatever is to be performed by Landlord in Connection with said Second Additional Space or any part thereof.

5. Effective as of the date hereof:

A. Article 40 of the Lease and Paragraph 6 of the Fourth Amendment to Lease shall be deemed to be deleted in their entireties.

B. The following paragraph shall be deemed to be added to the Lease as Article 45 thereof:

“45. CROSS-DEFAULT: Landlord and Tenant acknowledge that Tenant is the assignee to the interest of M.O. Air International, Inc. (“M.O. Air”), under that certain Lease, dated as of May 31, 2000, between Landlord and M.O. Air, covering a portion of the Original Building consisting of approximately thirty-one thousand seven hundred forty-four (31,744) square feet, located at 481 Edward H. Ross Drive, Borough of Elmwood Park, County of Bergen and State of New Jersey, as more particularly described on Schedule “A” attached thereto and made a part thereof (hereinafter referred to as the “Other Lease”). It is specifically understood and agreed that: (i) a default by Tenant under the Other Lease shall, at Landlord’s option, without Landlord being required to give any other or further notice to Tenant, be deemed a default by Tenant under this

Lease, as though the same circumstance(s) which gave rise to the default by Tenant under the Other Lease has occurred under this Lease and, unless Tenant shall cure such default under the Other Lease within the time provided therein for the curing of such default thereunder, Landlord may, at its option, terminate this Lease and/or exercise its other remedies as if such default had occurred and remained uncured under this Lease; and (ii) a default by Tenant under this Lease shall, at Landlord’s option, without Landlord being required to give any other or further notice to Tenant, be deemed a default by Tenant under the Other Lease, as though the same circumstance(s) which gave rise to the default by Tenant under this Lease has occurred under the Other Lease and, unless Tenant shall cure such default under this Lease within the time provided herein for the curing of such default hereunder, Landlord may, at its option, terminate the Other Lease and/or exercise its other remedies as if such default had occurred and remained uncured under the Other Lease.”

6. A. Tenant hereby affirms that it has heretofore deposited with Landlord, the sum of One Hundred Two Thousand Four Hundred Sixty- Two and 72/100 ($102,462.72) Dollars, as security under the Lease (hereinafter referred to as the “Existing Security”).

B. Tenant hereby affirms that, as assignee to the interest of M.O. Air under the Other Lease, there is currently on deposit with Landlord, the sum of Forty-Seven Thousand One Hundred Ninety-Two and 32/100 ($47,192.32) Dollars (hereinafter referred to as the “Other Security”).

C. Notwithstanding anything to the contrary contained herein or in the Lease, Tenant hereby acknowledges and agrees that, provided Tenant is not in default under the Lease or the Other Lease as of July 1, 2005, then, Landlord will add the Other Security to the Existing Security (hereinafter collectively referred to as “Security”), such that the aggregate amount of security heretofore deposited by Tenant to Landlord under the Lease shall be One Hundred Forty-Nine Thousand Six Hundred Fifty-Five and 04/100 ($149,655.04) Dollars.

D. Tenant hereby affirms that, if Landlord shall have applied all or any part of the Existing Security or the Other Security, in accordance with the provisions of the Lease or the Other Lease, respectively, as the case may be, prior to July 1, 2005, Tenant shall replenish any amount so applied, pursuant to the terms of the Lease and the Other Lease, respectively, as the case may be.

7. Tenant hereby represents and warrants to Landlord, that: (i) Tenant has not dealt with any real estate agent or broker in connection with this Amendment and/or the Second Additional Space; (ii) that this Amendment was not brought about or procured through the use or instrumentality of any agent or broker, and (iii) that all negotiations with respect to the terms of this Amendment were conducted between Landlord and Tenant. Tenant hereby covenants and agrees to indemnify and hold Landlord harmless from and against any and all claims for commissions and other compensation made by any agent or agents and/or any broker or brokers based on any dealings between Tenant and any agent or agents and/or broker or brokers, together with all costs and expenses incurred by Landlord in resisting such claims (including, without limitation, attorneys’ fees and disbursements).

8. A. Except as expressly modified by this Amendment, the Lease and all the terms, covenants, conditions, provisions and agreements thereof, are hereby in all respects, ratified, confirmed and approved.

B. Tenant hereby affirms that, as of the date hereof, no breach or default by Landlord has occurred, and that the Lease and all of its terms, covenants, conditions, provisions and agreements, except as modified by this Amendment, are in full force and effect, with no defenses or offsets thereto.

C. Tenant hereby releases Landlord of and from all liabilities, claims, controversies, causes of action and other matters of every nature which, through the date hereof, have or might have arisen out of or in any way in connection with the Lease and/or the Demised Premises.

9. This Amendment and the Lease contains the entire understanding between the parties with respect to the matters contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are expressly contained herein.

10. This Amendment may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

11. This Amendment shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and, except as otherwise provided in the Lease, as modified by this Amendment, their respective assigns.

12. The submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute a copy of this Amendment and unconditionally deliver the same to Tenant.

13. Tenant hereby represents and warrants to Landlord that: (i) the execution, performance and delivery by Tenant of this Amendment does not violate any provisions of its Charter or By-Laws, or any indenture, document, agreement or other instrument which may be heretofore binding upon Tenant, and has been fully and validly authorized and approved by any required corporate action of Tenant; (ii) the obligations of Tenant under this

Amendment are legal, valid, binding and enforceable against Tenant in accordance with its terms; and (iii) the person executing this Amendment on behalf of Tenant has the authority to so execute, perform and deliver same.

14. Tenant hereby acknowledges and agrees that this Amendment is the result of extensive negotiations between the parties. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted or prepared.

15. A determination that any provision of this Amendment is void, unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Amendment to any person or to particular circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

16. Tenant hereby acknowledges and agrees that Landlord’s remedies are cumulative, and that mention of a particular remedy in this Amendment, does not preclude Landlord from exercising any and all other rights and remedies available to it, whether herein, under the Lease or otherwise, whether at law and/or in equity.

17. This Amendment may be executed in one or more counterparts, each of which, when so executed and delivered, shall be deemed original, but all of which taken together shall constitute but one and the same instrument.

18. This Amendment may be executed by facsimile transmission and shall be deemed to have been executed and delivered by each party on the date so transmitted to the other party, and in such event, each party will promptly furnish to the other party, an original counterpart hereof executed by such party.

19. The validity, performance and enforcement of this Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Fifth Amendment to Lease as of the day and year first written above.

ALFRED SANZARI ENTERPRISES, L.P. (Landlord)

By: Alfred Sanzari Enterprises, Inc.,

its General Partner

By:	s/ David Sanzari

Name: David Sanzari
Title: President
BIO-REFERENCE LABORATORIES, INC.

(Tenant)
By:	s/ Warren Erdmann

Title: Vice-President